EXHIBIT 11.1

                                   ACCOM, INC.
            STATEMENT RE: COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                BASIC AND DILUTED
                      (In thousands, except per share data)

                                                                Three months ended    Nine months ended
                                                                ------------------    -----------------
                                                                June 30,   June 28,  June 30,   June 28,
                                                                  1998       1997     1998        1997
                                                                ---------------------------------------
Net income (loss)                                               $  (952)   $    77   $(1,388)   $(4,678)
                                                                =======================================

Shares used in computation of net income (loss) per share:
    Basic
       Weighted average shares of common stock outstanding        6,672      6,592     6,658      6,577
                                                                ---------------------------------------
           Shares used in basic net income (loss) per share
           computation                                            6,672      6,592     6,658      6,577
                                                                =======================================
    Diluted:
       Weighted average shares of common stock outstanding        6,672      6,592     6,658      6,577
       Net effect of dilutive stock options                        --          273      --         --
                                                                ---------------------------------------
           Shares used in diluted net income (loss) per share
           computation                                            6,672      6,865     6,658      6,577
                                                                =======================================

Net income (loss) per share:
    Basic                                                       $ (0.14)   $  0.01   $ (0.21)   $ (0.71)
                                                                =======================================
    Diluted                                                     $ (0.14)   $  0.01   $ (0.21)   $ (0.71)
                                                                =======================================
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